UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2017
PTC THERAPEUTICS, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (908) 222-7000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.    Other Events

On September 28, 2017, the U.S. Food and Drug Administration’s (FDA) Peripheral and Central Nervous Systems Drugs Advisory Committee (PCNS) met to discuss ataluren (Translarna™) for the treatment of nonsense mutation dystrophinopathy. The single question to the advisory committee was “The best interpretation of the information presented today regarding the use of ataluren for the treatment of dystrophinopathies resulting from nonsense mutations in the dystrophin gene is that:...".
The vote was cast as follows:
No votes for  “the data suggest that ataluren is not effective.”
10 votes for “although it is possible that ataluren may be effective, the data are inconclusive, and more work would be needed to establish whether ataluren is effective.”
1 vote for “the data are sufficient to conclude that ataluren is effective.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: September 28, 2017	By:	/s/ Mark E. Boulding
	Name:	Mark E. Boulding
	Title:	Executive Vice President and Chief Legal Officer